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                                  EXHIBIT 10.29

         Loan Agreement between HARC and the Registrant, dated March 25, 1996 (Certified English translation of original Chinese version herewith.)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Loan Agreement between HARC and the Company, dated March 25, 1996.




                                          /s/  Wong Wah On
                                          ---------------------------------
                                          Wong Wah On, Financial Controller
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                                 LOAN AGREEMENT

Lender:   China Resources Development, Inc.

Borrower: Hainan Agricultural Resources Company Limited


WHEREAS in order to more effectively making use of the foreign raised capital and to enable the Borrower to better plan for its production operation for fiscal year 1996 and the new investment projects. The Borrower hereby applies for a loan from the Lender.

NOW, THEREFORE, pursuant to mutual consultations, the Parties agree as follows:

1. TYPE OF LOAN: Shareholder's free interest loan.

2. AMOUNT OF LOAN: Renminbi Forty Five Million Six Hundred and Fifty Five Thousand Yuan (RMB45,650,000.00).

3. LOAN PERIOD: The Loan shall be interest free and payable to an account designated by the Borrower. The Loan shall be capitalized into registered capital of the Borrower by the Lender as interest-free investment once the procedures for the capital enlargement application and approval and the capital verification are completed.

4. WARRANTIES BY THE PARTIES:

(1). The Lender should wire the Loan into a bank account designated by the Borrower with the Bank of China, Hainan Branch before March 31, 1996. The bank account number is 01-02-01-2039867.

(2) The Borrower should utilize the Loan according to the decisions on its application made by the Board of Directors. The Borrower should report to the Lender regularly with regard to the manner in which the Loan is applied.

5. PENALTY FOR DEFAULT: The Borrower should utilize the Loan according to the decisions of the Board of Directors. Otherwise, the Lender can terminate the Loan Agreement and call back the Loan.

6. ARBITRATION: Should any dispute arise from this Loan Agreement, both Parties shall resolve them through friendly negotiations, failing which, they should be submitted to the People's Court where the contract is signed, for solution.

7. LAWS APPLICABLE: The relevant rules and laws of the State and the normal terms for a bank loan shall apply to such events in case they are not being covered by this Agreement.
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8. MISCELLANEOUS: This Agreement shall become effective upon the date it is signed by the Parties. This Agreement shall be made in duplicate and each party shall retain one copy.


Lender:                                     Borrower:
(China Resources Development, Inc.)         (Hainan Agricultural Resources
                                             Co., Ltd.)



Representative:                             Representative:
(Zhang Yibing)                              (Li Feilie)

Address:                                    Address:


Telephone number:                           Telephone number:


Date:  March 25, 1996                       Date:  March 25, 1996